UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2011

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01	Other Events.

Summary Consolidated Financial Data of AirTran

The following statement of operations data for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 and the balance sheet data as of December 31, 2009, 2008, 2007, 2006 and 2005 have been derived from the audited consolidated financial statements of AirTran Holdings, Inc. (“AirTran”) for such years.

The statement of operations data for the year ended December 31, 2010 and the balance sheet data as of December 31, 2010 are preliminary. This information is unaudited, but, in the opinion of AirTran’s management, contains all adjustments necessary to present fairly AirTran’s financial position and results of operations for the period indicated.

You should read this selected historical financial data for years prior to 2010 together with the audited financial statements, the accompanying notes and management’s discussion and analysis of financial condition and results of operations of AirTran contained in its Annual Reports on Form 10-K for the years presented. Once AirTran’s Annual Report on Form 10-K for the year ended December 31, 2010 is filed you should read the selected historical financial data for 2010 together with the audited financial statements, the accompanying notes and management’s discussion and analysis of AirTran’s financial condition and results of operations.

Statement of Operations Data of AirTran

(In millions, except per share amounts)

	Year Ended December 31,
	2010 Unaudited	2009	2008	2007	2006	2005
Operating revenue	$2,619	$2,341	$2,552	$2,310	$1,892	$1,450
Operating expenses	2,491	2,164	2,628	2,167	1,852	1,427
Operating income (loss)	128	177	(76)	143	40	23
Income (loss) before income taxes	60	136	(300)	84	24	15
Income taxes	21	1	(34)	33	10	6
Net income (loss) (1)	39	135	(266)	51	14	9
Earnings (loss) per share:
Basic	0.28	1.09	(2.44)	0.55	0.16	0.11
Diluted	0.26	0.95	(2.44)	0.54	0.16	0.10
Cash dividends declared per common share	—	—	—	—	—	—
(1) Includes the following income (expense) items:
Impact on extinguishment of debt, net of taxes	—	3	—	—	—	—
Unrealized gains or losses on derivative financial instruments, net of taxes	9	35	(25)	—	—	—
Gain on asset dispositions, net of taxes	—	3	20	3	—	—
Impairment of goodwill	—	—	(8)	—	—	—
Midwest exchange offer expenses, net of taxes	—	—	—	(7)	—	—
Reduction to aircraft fuel expense due to a claim for	8	—	—	—	—	—

refund of fuel taxes previously paid (not net of taxes)
Expenses incurred in connection with both the proposed acquisition and certain litigation (not net of taxes)	(19)	—	—	—	—	—

Balance Sheet Data of AirTran

(In millions)

	As of December 31,
	2010 Unaudited	2009	2008	2007	2006	2005
Unrestricted cash, cash equivalents and short-term investments	$454	$544	$335	$318	$310	$371
Total assets	2,179	2,284	2,085	2,072	1,616	1,160
Long-term debt and capital lease obligations, excluding current portion	877	932	943	938	697	369
Stockholders’ equity	539	502	281	474	409	383

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: February 1, 2011	By:	/s/ Arne G. Haak
Arne G. Haak
Senior Vice President of Finance, Treasurer and Chief Financial Officer